Exhibit 10.4

HOMESTREET, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

AS OF JANUARY 1, 2011

ARTICLE III	Eligible Employees	9

A.	Exclusions	9
B.	Eligibility for Employer Contributions	10
C.	Other Eligibility Provisions	10

ARTICLE IV	Contributions	11

A.	Employer ESOP Contributions	11
B.	Date of Payment	11
C.	Profit Sharing Plan and ESOP	11

ARTICLE V	Participant’s Accounts, Valuation, Maximum Contribution	11

A.	Participant’s Accounts	11
B.	Allocations of ESOP Contributions	12
C.	Transfer From Encumbered Stock to Employer Stock Available for Allocation	12
	1. Special Rule	12
	2. General Rule	12
D.	Dividends on Encumbered Stock	13
E.	Active Participants Receive Allocations	13
F.	Trust Valuation	13
G.	Maximum Contributions	14
	1. Annual Addition	14
	2. Excess Annual Addition	14
H.	Voting of Employer Stock	15
I.	Forfeitures and Reinstatement of Forfeitures	15
J.	Special Nonallocation Rule for S Corporation	16

ARTICLE VI	Nonforfeitable Accrued Benefit	17

A.	Allocations Not Vested	17
B.	Vesting Period	17
C.	Amendment to Vesting Computation Period or Vesting Schedule	18
D.	Full Vesting	18
E.	Participant’s Commencement of Excluded Employment	19
F.	Transfer of Participants	19

ARTICLE VII	Distribution of Benefits	19

A.	Retirement Age and Options	19
	1. Employment After Normal Retirement Age	19
	a. Election to Receive Benefits While Still Employed	20
	b. Required Receipt of Benefits	20
	2. Date of Retired Participant’s First Payment	20
	3. Deferral of Benefits	20
	4. Form of Payment	20
	5. Minimum Distributions at Age 70 1/2 if Installments Elected	21
	6. Minimum Required Distribution Under Final Regulations	22

B.	Death	26
	1. Death Prior to Commencement of Benefits	27
	2. Death After the Commencement of Benefits If Installment Payments Elected	29
C.	Disability	29
D.	Termination of Employment	29
E.	Time of First Payment	30
F.	Distribution of Allocation Attributable to Last Year of Participation	31
G.	Distribution to Minors or Incompetents	31
H.	No Reduction in Benefits by Reason of Increase in Social Security Benefits	31
I.	Right to Put Distributed Shares of Employer Stock	31
J.	Special Distribution and Diversification Provisions	33
K.	Right of First Refusal	35

ARTICLE VIII	Provision Against Anticipation	36
A.	No Alienation of Benefits	36
B.	Qualified Domestic Relations Orders	36
C.	Assignment of Benefits	38

ARTICLE IX	Administrative Committee - Named Fiduciary and Administrator	38
A.	Appointment of Committee	38
B.	Committee Action	38
C.	Rights and Duties	38
D.	Investments	39
E.	Information - Reporting and Disclosure	39
F.	Standard of Care Imposed Upon the Committee	40
G.	Allocation and Delegation of Responsibility	40
H.	Bonding	40
I.	Claims Procedure	40
J.	Funding Policy	40
K.	Indemnification	41
L.	Compensation Expenses	41

ARTICLE X	Investment of Trust Funds	41
A.	Investment of ESOP Fund	41
B.	Standard of Care Imposed Upon Trustee	42

ARTICLE XI	Powers and Duties of Trustee	42
A.	Powers of Trustee	43
B.	Borrowing	43
C.	Authority to Acquire Employer Stock	44
D.	Authority to Sell Employer Stock	44
E.	Annual Accounts	44
F.	Notices and Directions	45

ARTICLE XII	Trust Construction	45

ARTICLE XIII	Liability of Trustee	45
A.	Actions of Trustee Conclusive	45
B.	Distributions by Trustee	45

ARTICLE XIV	Resignation or Removal of Trustee	46
A.	Resignation	46
B.	Removal	46
C.	Waiver	46
D.	Settlement of Account	46
E.	Duties Before and After Successor’s Appointment	46

ARTICLE XV	Suits	47

ARTICLE XVI	Mergers and Consolidations	47

ARTICLE XVII	Amendment and Termination of Plan and Trust	47
A.	Right to Amend and Terminate	47
B.	No Revesting	47
C.	Exclusive Benefit of Employees	47
D.	Termination	48

ARTICLE XVIII	Top Heavy Plans Defined and Other Definitions	49
A.	Top Heavy Plan	49
B.	Additional Definitions for Use in this Article and Article XIX	49
	1. Accrued Benefits	49
	2. Controlled Group	50
	3. Determination Date	50
	4. Key Employee	50
	5. Minimum Benefit Accrual	51
	6. Non-key Employee	51
	7. Permissively Aggregated	51
	8. Required Aggregation Group	51

ARTICLE XIX	Additional Requirements Applicable to Top Heavy Plans	51
A.	Minimum Vesting Requirements	51
B.	Minimum Employer Contributions	52
	1. General Rule	52
	2. Exceptions	52
	3. Employee Participating in Defined Benefit Plan	53
	4. Specific Rules	53

v

ARTICLE XX	Right to Discharge Employees	53

ARTICLE XXI	Return of Contributions; Declaration of Trust Contingent on Internal Revenue Service Approval	53

ARTICLE XXII	Trust to Trust Transfers	54
A.	Trust to Trust Transfers	54
B.	Definitions	54
	1. Eligible Rollover Distribution	54
	2. Eligible Retirement Plan	55
	3. Distributee	55
	4. Direct Rollover	55

ARTICLE XXIII	Transfers of Employment	56

HOMESTREET, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

THIS AGREEMENT is made and entered into at Seattle, Washington, by and between HomeStreet, Inc. (known as Continental, Inc. prior to May 15, 2000), HomeStreet Bank (known as Continental Savings Bank prior to May 15, 2000), and HomeStreet Capital Corporation (known as Continental Mortgage Company, Inc. prior to May 15, 2000), Washington corporations having their principal place of business at Seattle, Washington, hereinafter called the “Employer,” and HomeStreet Bank, their successor or successors, hereinafter called “Trustee” with respect only to shares of HomeStreet, Inc. stock held in the Plan Trust.

WHEREAS, the Employer desires to promote in its Employees a strong interest in the successful operation of the business, to increase efficiency, and to give to Employees the assurance that they will share in the prosperity of the Employer; and

WHEREAS, effective January 1, 1976, the Employer established for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, a profit sharing plan to accumulate from profits a fund for the payment of retirement benefits;

WHEREAS, effective July 1, 1999, such profit sharing plan was amended and restated as a 401(k) savings and employee stock ownership plan;

WHEREAS, from May 15, 2000 through December 31, 2010, that 401(k) savings and employee stock ownership plan was known as the HomeStreet, Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust (the “HomeStreet 401(k)/ESOP”);

WHEREAS, effective January 1, 2011, the Board of Directors of HomeStreet, Inc. wishes to (1) spin-off the ESOP portion of the HomeStreet 401(k)/ESOP into this separate plan to be known as the HomeStreet, Inc. Employee Stock Ownership Plan and Trust (the “Plan” or the “ESOP”), so that this Plan is a standalone employee stock ownership plan and no longer provides for profit sharing contributions, 401(k) contributions, or employer matching contributions, and (2) make certain other administrative changes to the Plan;

NOW, THEREFORE, it is agreed that this spun-off Plan shall be amended and restated in its entirety, effective as of January 1, 2011, or such other applicable dates as specifically provided herein, as follows:

ARTICLE I

Name

The Plan and Trust shall be known as the HomeStreet, Inc. Employee Stock Ownership Plan and Trust (the “Plan”). The rights of persons who received Plan benefits prior to January 1, 2011, or persons who terminated employment with the Employer before January 1, 2011 with a vested Accrued Benefit, are controlled by the terms of the HomeStreet 401(k)/ESOP as in existence prior to January 1, 2011.

ARTICLE II

Definitions

A. “Accrued Benefit” means the balance of a Participant’s accounts at any time.

B. “Acquisition Indebtedness” means an obligation of the Trust incurred for the purpose of acquiring Employer Stock or repaying Acquisition Indebtedness.

C. “Anniversary Date” means the last day of each Plan Year.

D. “Board” means the Board of Directors of HomeStreet, Inc.

E. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

F. “Committee” means the Administrative Committee appointed by the Board.

G. “Compensation” for Plan contribution purposes for Employees other than Single Family Retail Permanent Loan Officers and residential branch managers means an Employee’s regular base salary or wages from the Employer before any deferral of income pursuant to the Employer’s 401(k) plan and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, but excluding all incentive-based compensation, bonuses, overtime, commissions, Employer contributions hereunder pursuant to Paragraph A of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance.

“Compensation” for Plan contribution purposes for Single Family Retail Permanent Loan Officers means 40% of commissions, draws, bonuses, and base salary, up to $50,000. Compensation is subject to the Internal Revenue Code Section 401(a)(17) limits as described later in this Paragraph G and is determined before any deferral of income pursuant to Employer’s 401(k) plan and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, but excluding Employer contributions hereunder pursuant to Paragraph A of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability, and life insurance.

“Compensation” for Plan contribution purposes for residential branch managers means 100% of base salary, short-term incentive based compensation, commissions and overrides, up to $75,000. Compensation considered may not exceed the Internal Revenue Code Section 401(a)(17) limits as described later in this Paragraph G, and is determined before any deferral of income pursuant to Employer’s 40l(k) plan and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, but excluding Employer contributions hereunder pursuant to Paragraph A of Article IV, Employer contributions to any similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance.

Notwithstanding any provision of this Plan to the contrary and consistent with the Employer’s administration of the Plan, any long-term incentive compensation shall be excluded from Compensation on which the Plan contributions are based.

Effective January 1, 2009, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(l)(C) by reason of any contribution or benefit which is based on the differential wage payment. However, subsection (iii) applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

Effective as of January 1, 2008, for purposes of Plan contributions, Compensation shall also include Compensation received during the applicable post-severance period only to the extent included in the definition of Compensation for Code Section 415 purposes below, and unless otherwise excluded under this Article II, Paragraph G, of the Plan. Any amount includible in a Participant’s gross income due to noncompliance with Code Section 409A shall be included in Compensation for purposes of Code Section 415 limitations on contributions and benefits.

Effective January 1, 2008, for purposes of applying the Code Section 415 limitations on contributions and benefits, the following Compensation shall be considered: (1) a Participant’s regular Compensation received for services rendered during the Participant’s regular working hours that is paid during a post-severance payment period, and (2) a Participant’s Compensation for services rendered outside his regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant before a severance of employment had the Participant continued in employment with the Employer (provided such amounts are paid during the post-severance payment period). The post-severance period is the period from the Participant’s severance from employment until the later of 2-1/2 months after severance or the end of the Limitation Year in which severance occurred. Through December 31, 2008 only, Compensation for purposes of applying the Code Section 415 limitations on contributions and benefits shall also include, if paid during the post-severance period, payments for unused accrued bona fide sick, vacation, or other leave, but only to the extent that (a) the Participant would have been able to use the leave if employment had continued, and (b) the amounts would have been included in the definition of Compensation for purposes of applying the Code Section 415 limitations if they were paid prior to the Participant’s severance from employment with the Employer. In no event shall the Compensation for purposes of Code Section 415 for a given limitation year exceed the maximum amount of

Compensation recognized for purposes of limiting contributions or benefits payable with respect to a plan under Code Section 401(a)(l7) for that same limitation year.

If the Employer so elects, effective January 1, 2008, Compensation for purposes of applying the Code Section 415 limitations on contributions and benefits for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly-situated participants, and no compensation is included in more than one limitation year.

As modified by the preceding two paragraphs, for purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph G hereof) and the Code Section 416 top heavy requirements (Articles XVIII and XIX hereof), and for purposes of determining a Highly Compensated Employee (Article II, Paragraph R hereof), “Compensation” means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employers maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), Code Section 132(f)(4) transportation fringe benefit plan salary reduction contributions, and any elective deferrals as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by the Employers at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457. Such compensation does not include:

1. Contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed;

2. Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;

3. Distributions from a plan of deferred compensation regardless of whether such amounts are includible in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includible in gross income);

4. Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

5. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

6. Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includible in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, the annual Compensation of each Employee taken into account under this Plan shall not exceed the annual compensation limit as provided in Code Section 401(a)(17). The annual compensation limit (e.g., $245,000 for the 2010 Plan Year), shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

H. “Effective Date” unless otherwise stated in this Plan means January 1, 2011, the effective date of the amendment and restatement of this Plan, except as otherwise specifically provided herein. The Employer’s plan was originally adopted effective January 1, 1976.

I. “Eligibility Computation Period” initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the “Employment Commencement Date”), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the “Reemployment Commencement Date”). After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.

J. “Employee” means any person in the service of the Employer receiving a regular wage or salary. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder solely for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than twenty percent (20%) of the Employer’s non-highly-compensated workforce as defined in Code Section 414(n)(5)(c)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B), A leased employee for purposes of Code Section 414(n)(3) means any person who is not an Employee of the Employer and who provides services for the Employer pursuant to an agreement between the Employer and a leasing organization, who has performed such services for the Employer and related persons on a substantially full-time basis for a period of at least one year, and whose services are performed under the primary direction or control of the Employer. Notwithstanding that a leased employee is treated as an Employee hereunder solely for purposes of Code Section 414(n)(3), such a leased employee shall not be considered an eligible Employee or receive credit for service or share in Employer contributions under this Plan.

K. “Employer Stock” means voting common stock issued by HomeStreet, Inc. (known as Continental, Inc. prior to May 15, 2000).

L. “Encumbered Stock” means Employer Stock acquired by the Trust in a transaction in which Acquisition Indebtedness is incurred whether or not the stock is subject to a pledge in favor of the creditor or debtor.

M. “Enrollment Date” means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. The Enrollment Dates shall be the first day of each calendar month.

N. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

O. “Event of Forfeiture” means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of Article V, Paragraph I. A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.

P. “Fiscal Year” means the Employer’s fiscal year for federal tax purposes. The Employer’s fiscal year begins on January 1 and ends on December 31.

Q. “Fund” means the trust fund established pursuant to this Plan and the Trust Agreement in which all of the assets of the Plan are held, consisting of Participants’ ESOP Stock Accounts and ESOP Employer-Directed Investment Accounts.

R. “Highly-Compensated Employee” means any Employee who during the Plan Year or the preceding Plan Year is a more than five percent owner (as defined by Code Section 416(i)(1)) or an Employee who for the preceding Plan Year received Compensation in excess of $80,000 adjusted as provided in Code Section 414(q)(1), and effective January 1, 1999 who was a member of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

Effective January 1, 2008, for purposes of determining whether an Employee is a Highly-Compensated Employee, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as set forth in Article II, Paragraph G, for purposes of applying the Code Section 415 limitations on contributions and benefits for the applicable Plan Year or preceding Plan Year.

The Committee must make the determination of who is a Highly Compensated Employee.

The Employer for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

S. “Hour of Service” means

a. Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Effective with respect to reemployments initiated on or after December 12, 1994, an Employee in qualified military service as defined in Code Section 414(u)(5) shall be credited with Hours of Service at his customary rate; and

b. Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Notwithstanding the foregoing, an Employee in qualified military service shall receive credit in accordance with Code Section 414(u). Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

c. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Provided, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee’s customary rate shall be credited during any period the Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence). The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-

Year Break in Service, or otherwise to the following computation period. No such credit shall be given unless the Employee provides the Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. Provided, further, there shall be no duplication of credit under the Plan. Authorized leave of absence shall be granted on a nondiscriminatory basis.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporation (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

An exempt salaried Employee who during a semi-monthly payroll period would be entitled to credit for at least one Hour of Service shall receive credit for 95 Hours of Service. All other Employees shall be credited with actual hours (i) for which they are entitled to payment by the Employer, and (ii) for purposes of determining whether a One-Year Break in Service has occurred, at their regular rate during unpaid leave of absence.

T. “Investment Account” means an account created for each Participant to which his share of the ESOP Fund other than Employer Stock shall be allocated. The Investment Account is credited with cash dividends on Employer Stock held in the Participant’s Stock Account and the Participant’s share of ESOP net gains (or losses) and ESOP Employer contributions other than Employer Stock and is debited with payments for Employer Stock.

U. “One-Year Break in Service” means the applicable Eligibility or Vesting Computation Period during which an Employee completes less than 501 Hours of Service.

V. “Participant” means an Employee who has satisfied the eligibility requirements of Article III.

W. “Plan” means the Employee Stock Ownership Plan set forth in this agreement and all subsequent amendments thereto.

X. “Plan Year” means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall end on December 31.

Y. “Spouse” means the lawful husband or wife of the Participant.

Z. “Stock Account” means an account created for each Participant under the Plan reflecting the number of shares of Employer Stock credited to his name and fractions thereof.

AA. “Trust” means (1) with respect to Employer Stock, the Trust set forth in this agreement and all subsequent amendments thereto, and (2) with respect to all other assets of the Plan, the separate Trust Agreement between the Employer and Charles Schwab Trust Company and all subsequent amendments thereto.

BB. “Trustee” means HomeStreet Bank effective with respect to Employer Stock, and Charles Schwab Trust Company with respect to all other Plan assets, and any successor Trustee or Trustees hereunder appointed by the Board.

CC. “Valuation Date” means the date upon which the assets of the Trust are valued. The Valuation Dates for Participants’ ESOP Stock Accounts and ESOP Employer-Directed Investment Accounts shall be March 31, 2009 and June 30, 2009, and the Anniversary Date thereafter. The Committee is authorized to establish additional Valuation Dates in its discretion.

DD. “Vesting Computation Period” for purposes of determining a Participant’s nonforfeitable Accrued Benefit means the Plan Year.

EE. “Year of Service” means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph S.

FF. “Miscellaneous.” Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

GG. “WMS 401(k) Plan” means the Windermere Mortgage Services Series LLC 401(k) Savings Plan and Trust. The WMS 401 (k) Plan was known as the Windermere Mortgage Services LLC 401(k) Savings Plan and Trust from January 1, 2004 through April 30, 2005. Prior to January 1, 2004, the WMS 401(k) Plan was known as the Windermere Mortgage Services LLCs 401(k) Savings Plan and Trust.

HH. “WMS Money Purchase Pension Plan” means the Windermere Mortgage Services LLCs Money Purchase Pension Plan and Trust. The WMS Money Purchase Pension Plan merged into the WMS 401(k) Plan effective as of the close of business on December 31, 2002.

II. “HomeSelect Plan” means the HomeSelect Series LLC 401(k) Savings Plan and Trust. The HomeSelect Plan terminated on October 28, 2008.

ARTICLE III

Eligible Employees

A. Exclusions. Employees shall be excluded from those eligible to participate if they are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees. Notwithstanding any Plan provision to the contrary, any individual who is classified as an independent contractor by the Employer, regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency, and any individual who performs services pursuant to an agreement between the Employer and a leasing organization shall not be eligible to participate in this Plan.

B. Eligibility for Employer Contributions. Unless excluded by reason of Paragraph A of this Article III, each Employee who was a Participant on December 31, 2010 shall continue to be a Participant for purposes of eligibility for Employer contributions under Paragraph A of Article IV subject to the provisions of this Plan. Each other Employee not excluded by reason of Paragraph A of this Article III shall become eligible upon the later of January 1, 2011, or his completion of one Year of Service with the Employer and attainment of age 18. An Employee shall not be required to complete any specified number of Hours of Service to receive credit for such months of service. However, if an Employee completes a Year of Service in his Eligibility Computation Period, he shall be eligible to participate in this Plan for purposes of Employer matching contributions as of the next Enrollment Date regardless of whether he completed the months of service required to participate in this Plan.

Each eligible Employee shall be enrolled as a Participant as of the Enrollment Date coinciding with or following completion of such requirements, provided the Employee has not separated from service before such Enrollment Date.

C. Other Eligibility Provisions. In counting Years of Service for eligibility purposes, the Committee shall apply the following rules using the applicable Eligibility Computation Period to determine Years of Service and One-Year Breaks in Service:

a. Except as hereafter provided, the Employee shall receive credit for each Year of Service.

b. In the case of a Participant who has a One-Year Break in Service prior to the time he has any nonforfeitable right to an Accrued Benefit computed pursuant to Article VI, Paragraph B, and who returns to employment, service prior to the break shall not be counted if the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more.

c. In the case of a Participant who terminates employment and is rehired, and his prior service is not disregarded under (b), he shall become a Participant on the date of his reemployment, which date shall be the date on which he completes one Hour of Service after his termination of employment.

The Committee may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Committee, agreeing to the terms of the Plan and giving such information as may be required by the Committee, including beneficiary designation. An Employee shall not be precluded from Plan participation if he does not complete such form.

ARTICLE IV

Contributions

A. Employer ESOP Contributions. For each Plan Year, the Employer will pay to the Trustee for investment under the Trust such amount in cash or Employer Stock as shall be determined by the Board of Directors of the Employer at a meeting held before the time provided by law for filing of the Employer’s income tax return (including extensions); provided, however, that the amount of such contributions shall be sufficient to enable the Trust to pay any currently maturing Acquisition Indebtedness (including interest).

Notwithstanding any provision of this Plan to the contrary, effective with respect to reemployments initiated on or after December 12, 1994, Employer ESOP contributions with respect to qualified military service shall be made in accordance with Code Section 414(u).

The Employer’s determination of such contribution shall be binding on all Participants, the Committee, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer’s contribution or the method used in determining the amount of such contribution, but shall be accountable only for the funds actually received by it.

B. Date of Payment. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer’s income tax return (including extensions), the amount to be contributed pursuant to Paragraph A.

The Trustee shall not be responsible for determining the amount of any Plan contributions nor for collecting contributions not voluntarily paid to the Trustee.

C. Profit Sharing Plan and ESOP. This Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401 (a), 402, 412, and 417, and as an Employee Stock Ownership Plan (ESOP) as described in Code Section 4975(e)(7). However, notwithstanding any Plan provision to the contrary, all contributions shall be made without regard to current or accumulated earnings and profits, and to the extent the Plan constitutes an ESOP and shares of Employer Stock acquired with Acquisition Indebtedness are to be allocated to Participants’ accounts, Employees of participating Employers who are LLCs shall be ineligible to share in such allocations.

ARTICLE V

Participant’s Accounts,

Valuation, Maximum Contribution

A. Participant’s Accounts. The Committee or its delegate shall maintain a separate ESOP Stock Account and a separate ESOP Committee-Directed Investment Account as applicable for each Participant, which accounts shall reflect the Participant’s Accrued Benefit. The Committee shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable. Only one such statement need be furnished a Participant each 12 months. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

B. Allocations of ESOP Contributions. As of each Anniversary Date, the Committee shall allocate to the ESOP Committee-Directed Investment Account of each Active Participant (as defined in Paragraph E of this Article V) each such Active Participant’s share of Employer ESOP cash contributions for the Plan Year (other than such contributions applied or earmarked to be applied to Acquisition Indebtedness), and shall allocate to his ESOP Stock Account his allocable share of Employer Stock available for allocation. Cash dividends on Employer Stock held in the Participant’s Stock Account shall be credited to the Participant’s ESOP Committee-Directed Investment Account. Employer Stock available for allocation shall include Employer Stock contributed by the Employer for the Plan Year, and stock transferred from Encumbered Stock pursuant to Paragraph C. Each Active Participant’s share shall be determined by dividing his Compensation during the Plan Year by the aggregate Compensation of all Active Participants for the Plan Year and multiplying, the percentage determined by the total Employer ESOP contributions available for allocation. Provided, however, that if a person became enrolled as a Participant for Employer ESOP contributions purposes on an Enrollment Date other than January 1 of a Plan Year, only that portion of his Compensation attributable to Hours of Service performed while he was a Participant shall be considered in determining his allocation of the Employer ESOP contribution to his ESOP Stock Account and ESOP Committee-Directed Investment Account for such Plan Year.

C. Transfer From Encumbered Stock to Employer Stock Available for Allocation. As of each Anniversary Date, shares of Employer Stock shall be transferred from Encumbered Stock to Employer Stock available for allocation. The number of shares of Employer Stock to be so transferred shall be determined by using one of the following two rules:

1. Special Rule. If the Acquisition Indebtedness is payable over 10 years or less, stock shall be transferred from Encumbered Stock based solely on the ratio that payments of principal for each Plan Year (including any prepayments earmarked for a Plan Year) bear to the total principal amount of the Acquisition Indebtedness. This method shall be used so long as (a) the Acquisition Indebtedness provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payments of such amount for ten (10) years; (b) interest included in any payment is disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and (c) the entire duration of the Acquisition Indebtedness does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Indebtedness.

2. General Rule. If the Special Rule does not apply, stock shall be transferred from Encumbered Stock by multiplying the number of shares of Encumbered Stock held immediately before the transfer by the following fraction:

P + I

P + I + AI

Where:

P = Principal payments (and prepayments) on Acquisition Indebtedness during the Plan Year.

I = Interest payments on Acquisition Indebtedness during the Plan Year.

AI = Acquisition Indebtedness projected to be paid during future Plan Years (including principal and interest to maturity) assuming the interest rate in effect on the last Anniversary Date will continue in effect without change through the term of the Acquisition Indebtedness

D. Dividends on Encumbered Stock. Cash dividends on Encumbered Stock shall be applied to make monthly interest payments on Acquisition Indebtedness. The remainder of any cash dividends on Encumbered Stock shall be applied on the next Valuation Date to reduce Acquisition Indebtedness, and any shares released thereby shall be allocated to Active Participants’ Stock Accounts in the same manner as Employer ESOP contributions are allocated. Stock dividends on Encumbered Stock shall be credited to stock available for allocation in the year of the dividend.

E. Active Participants Receive Allocations. Only an Active Participant shall be entitled to share in the Employer’s ESOP contributions for a particular Plan Year pursuant to Paragraph A of Article IV. An Active Participant means a Participant, employed on the Anniversary Date, who completes a Year of Service during the Plan Year; provided, that if a Participant became enrolled in the Plan an Enrollment Date other than January 1, he shall be deemed an Active Participant for that Plan Year if he completes 1,000 or more Hours of Service as an Employee during that Plan Year and is employed on the Anniversary Date.

If the Participant’s failure to complete a Year of Service in the Plan Year results from his death, disability as defined in Paragraph C of Article VII, retirement on or after age 62 while fully vested, or retirement on or after age 65, he shall be considered an Active Participant for such year.

F. Trust Valuation. As of each Valuation Date, the Trustee shall determine the fair market value of the trust assets allocated to Participants’ ESOP Stock Accounts and ESOP Committee-Directed Investment Accounts (excluding any contributions paid to or due the Trustee as of that day) in order to determine the percentage of increase or decrease in the fair market value of such assets when compared with the fair market value of such assets as of the immediately preceding Valuation Date. The cumulative amount allocated as of the preceding Valuation Date to the ESOP Stock Account and ESOP Committee-Directed Investment Account of each Participant shall be adjusted to reflect the increase or decrease, as the case may be, by multiplying such account by the percentage so determined. Unless Employer Stock is readily tradable on an established market, the fair market value of Employer Stock allocated to Participants’ ESOP Stock Accounts shall be as determined by an independent appraisal which shall be performed by an independent appraiser selected by the Committee and at such intervals and pursuant to such procedures as the Committee shall determine.

G. Maximum Contributions.

1. Annual Addition. The term “annual addition” for any Plan Year means the sum of:

a. The Employer’s contributions on a Participant’s behalf to the Employer’s defined contribution plan(s) (any profit sharing and money purchase pension plans) including Employee pre-tax contributions;

b. The Participant’s voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

c. Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(1)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer; and

d. Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code Section 415(c)(1)(B).

Notwithstanding any provisions of this Paragraph G to the contrary, except to the extent permitted under the Employer’s 401(k) Plan and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s accounts under the Plan for any Plan Year shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code (i.e., $49,000 for 2010), or (b) 100 percent of the Participant’s Compensation, for purposes of Code Section 415. The compensation limit referred to in (b) shall not apply to (i) any contributions for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).

2. Excess Annual Addition. The 415 correction methods set forth in this Article V, Paragraph G.2, shall only apply with respect to limitation years beginning before July 1, 2007. If, as a result of a reasonable error in estimating a Participant’s Compensation, or other facts and circumstances to which Code regulation Section 1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

a. The amount of any excess consisting of Employer ESOP contributions to this Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which such forfeitures could be applied to reduce future Employer contributions under this Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer.

The limitation year is the Plan Year. Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date. If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income. Amounts in the suspense account are allocated as of each allocation date on which forfeitures may be allocated until the account is exhausted.

3. For the purpose of this Paragraph G, the following rules shall control:

a. The $40,000 maximum ($49,000 in 2010) shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

b. All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

c. If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.

H. Voting of Employer Stock. A Participant shall be entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of Employer Stock allocated to the Participant’s Stock Account with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury regulations. If the Employer has a registration-type class of securities, a Participant shall be entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of Employer Stock allocated to the Participant’s Stock Account. The Trustee shall vote such stock as provided in Article XI, Section A(4).

I. Forfeitures and Reinstatement of Forfeitures. On each Anniversary Date, the nonvested Accrued Benefit of each Participant with respect to whom an Event of Forfeiture has occurred and who is not in the employ of the Employer on the Anniversary Date shall be forfeited. If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in

Service as of the Anniversary Date coinciding with or following the date of his reemployment, the forfeited dollar amount of his Accrued Benefit (not the number of shares of Employer Stock forfeited) shall be reinstated as if that nonvested dollar amount of his Accrued Benefit had not been forfeited, provided the terminated Participant repays the vested dollar amount of his Accrued Benefit previously distributed to him, which was attributable to Employer contributions, back to the Plan Trustee to be credited to the Participant. Any required repayment shall be made in cash and shall be repaid to the Participant’s ESOP Committee-Directed Investment Account. Any required repayment must occur before the earlier of (1) the date five years after the first date on which the Participant is subsequently re-employed by the Employer, or (2) the date the Participant would have incurred five consecutive One-Year Breaks in Service following the date of the distribution had he not been re-employed. Reinstatement of a Participant’s forfeited Accrued Benefit in accordance with this Paragraph I shall occur on the Anniversary Date coinciding with or following such Participant’s date of repayment by allocating the required amount to the Participant’s ESOP Committee-Directed Investment Account, first, from forfeitures occurring on such Anniversary Date, second, from Trust earnings allocated as of such Anniversary Date, and third, from extraordinary Employer contributions as required.

Forfeitures of amounts in Participants’ ESOP Stock Accounts and ESOP Committee-Directed Investment Accounts shall be applied first to offset eligible Plan expenses in the Plan Year of the forfeiture or the Plan Year immediately following and then to reinstate any nonvested Accrued Benefits required to be reinstated for the Plan Year of the forfeiture or the Plan Year immediately following. Any remaining forfeitures shall be applied to reduce future Employer contributions. Any forfeitures from Participants’ ESOP Stock Accounts and ESOP Committee-Directed Investment Accounts will come first from the terminated Participant’s ESOP Committee-Directed Investment Account to the extent of the balance of such Account, and the balance of any such Forfeiture will come from such Participant’s ESOP Stock Account. In addition, where there is any Employer Stock in a Participant’s ESOP Stock Account which was acquired in a financed purchase as described in Article XI, Paragraph B, which comes within the definition of a loan as described in Section 4975(d)(3) of the Internal Revenue Code and the regulations thereunder and a portion of the Employer Stock in such Account is to be forfeited, the following rules shall apply to the Employer Stock which was acquired in the financed purchase:

(1) Any forfeiture of Employer Stock will come first from Employer Stock which was not acquired in such a financed purchase, to the extent thereof, and the balance of the forfeiture will come from Employer Stock which was acquired in such a financed purchase.

(2) If more than one class of Employer Stock acquired in a financed purchase has been allocated to a Participant’s Stock Account, any forfeitures of such Employer Stock shall be in equal proportion from each such class.

J. Special Nonallocation Rule for S Corporation. Notwithstanding any other provision in this Article V, effective January 1, 2004, a disqualified person shall not receive an allocation of Employer Stock for a Plan Year if during such Plan Year this Plan holds Employer Stock that is subject to an S Corporation election and disqualified persons own (including allocation of Employer Stock to their accounts under this Plan) at least fifty percent (50%) of the shares of stock of the Employer (after application of the attribution rules of Code Section 318). For purposes of this Paragraph J, a “disqualified person” is defined under Code Section 409(p)(4) as a Participant whose account has allocated (either by themselves or through attribution with their family members) either twenty percent (20%) of the Employer Stock allocated under this Plan, or ten percent (10%) of all Employer Stock (including shares not in this Plan); provided, that solely for purposes of determining the amount allocated to the accounts of Participants under this Paragraph J, shares of unallocated Employer Stock in this Plan will be allocated in the same proportion as the most recent stock allocation under this Plan. Also for purposes of this Paragraph J the following shall apply: Family members shall be those persons described in Code Section 409(p)(4)(D); “synthetic equity,” which includes stock options, warrants and phantom stock, shall be treated as required by Code Section 409(p)(5); and this Paragraph J will be interpreted consistently with Code Section 409(p).

ARTICLE VI

Nonforfeitable Accrued Benefit

A. Allocations Not Vested. Allocations to Participants in accordance with the provisions of Article V shall not vest any right or title to any part of the assets of the Trust.

B. Vesting Period. A Participant’s ESOP Stock Account and ESOP Committee-Directed Investment Account, shall vest in accordance with the following schedule:

Completion of 1 Year of Service	0%
Completion of 2 Years of Service	0%
Completion of 3 Years of Service	20%
Completion of 4 Years of Service	40%
Completion of 5 Years of Service	60%
Completion of 6 Years of Service	80%
Completion of 7 Years of Service	100%

Notwithstanding the foregoing, effective with respect to a Participant who completes at least one Hour of Service on or after January 1, 2007, such Participant’s ESOP Stock Account and ESOP Committee-Directed Investment Account shall vest in accordance with the following schedule:

Completion of 1 Year of Service	20%
Completion of 2 Years of Service	40%
Completion of 3 Years of Service	60%
Completion of 4 Years of Service	80%
Completion of 5 Years of Service	100%

In crediting Years of Service to determine a Participant’s nonforfeitable Accrued Benefit, the Committee shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:

1. Except as specifically hereinafter provided, all of an Employee’s Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account. Certain Employees’ Years of Service with certain predecessor employers and acquired entities have been taken into account, as provided in this Plan prior to the Effective Date.

2. In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more. Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.

3. The Employer shall give credit for Years of Service which are not disregarded under subparagraph 2 upon the Participant’s reemployment date, which shall be the date on which he completes one Hour of Service after his termination of employment.

4. The nonforfeitable percentage of a Participant’s Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service. Separate accounting shall be maintained for the pre-break Accrued Benefit.

C. Amendment to Vesting Computation Period or Vesting Schedule. The Employer may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period. No Plan amendment shall reduce a Participant’s nonforfeitable Accrued Benefit. If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

1. Sixty (60) days after the amendment is adopted;

2. Sixty (60) days after the amendment becomes effective; or

3. Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

D. Full Vesting. Upon a Participant’s death while still employed by the Employer, disability while still employed by the Employer, or attainment of normal retirement age while still employed by the Employer, the full amount credited to the Participant’s ESOP Stock

Account and ESOP Committee-Directed Investment Account, pursuant to Article V, shall become fully vested and nonforfeitable.

In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service), such as full vesting upon death, provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

E. Participant’s Commencement of Excluded Employment. In the event a Participant transfers to an employment category excluded under Article III, the following shall control:

1. For purposes of determining the Participant’s right to, and the amount of an allocation of the Employer contribution, Hours of Service performed and Compensation received while the Participant was in a category excluded under Article III hereof shall not be counted.

2. For purposes of determining the Participant’s nonforfeitable Accrued Benefit, Hours of Service performed while the Participant was in an excluded category shall be counted.

F. Transfer of Participants. The transfer of a Participant from the employ of one Employer co-sponsoring the Plan to another Employer co-sponsoring the Plan shall for no purpose constitute a termination of employment hereunder for vesting purposes, nor shall such Participant receive a distribution from this Plan until such time as he terminates employment with all such Employers. The respective Employers shall notify the Committee of the transfer of employment, and the Committee shall adjust its records accordingly. If an Active Participant shall transfer during a Plan Year, he shall receive an allocation of each of his Employer’s ESOP contributions (if any) based upon his Compensation from each such Employer if he completes a total of at least 1,000 Hours of Service with Employers co-sponsoring the Plan during the Plan Year and is employed by an Employer sponsoring the Plan on the Anniversary Date.

ARTICLE VII

Distribution of Benefits

A. Retirement Age and Options. The normal retirement age shall be age 65 for all Participants, and each Participant or former Participant shall be entitled to retire the first day of the month coinciding with or following attainment of normal retirement age, which day shall be his Normal Retirement Date.

1. Employment After Normal Retirement Age. If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in Employer ESOP contributions and increases and decreases in value, including fees and expenses until actual retirement.

a. Election to Receive Benefits While Still Employed. A Participant who has attained age 70 1/2 may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Committee; such a Participant shall continue to share in Employer ESOP contributions and increases and decreases in value, including fees and expenses, until actual retirement.

b. Required Receipt of Benefits. The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a more than five percent (5%) owner (as defined in Code Section 416) must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A participant is treated as a more than five percent (5%) owner for purposes of this section if such participant is a more than five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending within the calendar year in which such owner attains age 70 1/2.

A Participant to whom this subparagraph b. applies shall continue to share in Employer ESOP contributions and increases and decreases in value, including fees and expenses, until actual retirement.

2. Date of Retired Participant’s First Payment. A Participant who retires hereunder shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

3. Deferral of Benefits. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $1,000 shall not be required to receive a distribution without his written consent. The Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Such a Participant must make this election in writing on a form provided by the Committee. Such election shall include the current amount of the Participant’s nonforfeitable Accrued Benefit and the date on which payment shall commence. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.

Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $1,000 is immediately distributable shall be deemed an election to defer commencement of payment.

4. Form of Payment. A Participant who is eligible to receive benefits under this paragraph may elect in writing to receive a single payment equal to the Participant’s nonforfeitable Accrued Benefit valued as of the Valuation Date(s) coinciding with or immediately following the Plan’s receipt of the Participant’s distribution request, except for the transition period described below. Provided, however, that the Employer shall maintain the right to require that distributions from Participants’ vested post-June 30,1999 ESOP Accounts be made in up to five substantially equal annual installments or such additional number of installments as are provided in Paragraphs I and J of Article VII of this Plan, with each such installment payment valued as of the applicable Valuation Date.

A Participant or beneficiary entitled to a Plan distribution may elect to receive the Participant’s vested ESOP Stock Account and vested ESOP Committee-Directed Investment Account either in Employer Stock or in cash. If Employer Stock is readily tradable on an established market, distribution of the Participant’s vested ESOP Stock Account shall be made in the form of Employer Stock unless the Participant elects to receive cash. If a Participant or beneficiary elects to receive the Participant’s vested ESOP Accounts in cash, the fair market value of Employer Stock in the Participant’s vested ESOP Stock Account shall be determined as of the Valuation Date coinciding with or immediately following the Plan’s receipt of the Participant’s distribution request and that amount shall be distributed to the Participant or beneficiary in cash. Provided, that for distribution requests that were received in the third calendar quarter of 2009, fair market value shall be determined as of the June 30, 2009 Valuation Date. If the Participant or beneficiary elects that the Participant’s vested ESOP Accounts be distributed in the form of Employer Stock, the Participant or beneficiary shall receive the number of full shares in the Participant’s vested ESOP Stock Account within a reasonable period following the Valuation Date coinciding with or following the Plan’s receipt of the Participant’s distribution request and the value of any partial share in cash, and the value of the Participant’s vested ESOP Committee-Directed Investment Account on such Valuation Date will be applied to acquire for distribution the applicable number of full shares of Employer Stock based on the fair market value of Employer Stock under this Plan on such Valuation Date. Any fractional value unexpended will be distributed in cash. If the Trustee is unable to purchase the Employer Stock required for distribution, he shall distribute the cash within the time required by this Plan. A demand that a benefit be distributed in the form of Employer Stock must be made in writing within ninety days after receipt of written notice from the Committee advising the Participant or his beneficiary in writing of the right to demand that the Participant’s vested ESOP Accounts be distributed solely in Employer Stock.

All Employer Stock that is distributed from the Plan shall be subject to a right of first refusal as provided in Paragraph K of this Article VII.

The Participant’s ESOP Accounts shall be divided into (a) pre-July 1, 1999 ESOP Accounts that are payable in accordance with this Paragraph A.4 subject to the Code Section 411(d)(6) protected benefit forms of payment rules, and (b) post-June 30, 1999 ESOP Accounts for post-June 30, 1999 ESOP Fund accruals that, notwithstanding any language in this Paragraph A.4 to the contrary, are subject to the Employer’s right to require that distributions from such vested post-June 30, 1999 ESOP Accounts be made in up to five substantially equal annual installments or such additional number of installments as provided in Paragraph J of Article VII of this Plan.

5. Minimum Distributions at Age 70 1/2 if Installments Elected. If a Participant’s distribution is required to commence due to attainment of age 70 1/2, and if the Participant has elected to receive installment payments prior to the date that installment payments cease to be an optional form of payment under the Plan, then at least an amount equal to the minimum required annual distribution shall be paid to the Participant, determined in accordance with Code Section 401(a)(9) and subparagraph 6. below.

6. Minimum Required Distribution Under Final Regulations.

With respect to minimum required distributions made on or after the Effective Date as defined in Paragraph 6.a.i below, the following provisions shall apply:

a. General Rules.

i. Effective Date. The provisions of this Article VII, Paragraph A.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

ii. Precedence. The requirements of this Article VII, Paragraph A.6 will take precedence over any inconsistent provisions of the Plan as to the required minimum amount payable, provided that any provision of the Plan requiring faster payment or greater payments will remain in effect.

iii. Requirements of Treasury Regulations Incorporated. All distributions required under this Article VII, Paragraph A.6 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

iv. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article VII, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

b. Time and Manner of Distribution.

i. Required Beginning Date. The Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in subparagraph e.v. below.

ii. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, no later than as follows:

A. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later, unless subparagraph iii. below applies.

B. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, unless subparagraph iii. below applies.

C. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire nonforfeitable Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

D. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph ii, other than subparagraph ii.A, will apply as if the surviving spouse were the Participant.

For purposes of this subparagraph ii. and Article VII, Paragraph A.6.d, unless subparagraph ii.D. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph ii.D. above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph ii.A. above. If the Plan permits an annuity contract as a form of payment and distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph ii.A), the date distributions are considered to begin is the date distributions actually commence.

iii. Five-Year Rule. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified above in subparagraph b.ii., as long as the Participant’s entire nonforfeitable Accrued Benefit will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death (“five-year rule”). If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

Beneficiaries may elect on an individual basis whether the foregoing 5-year rule or the life expectancy rule specified in subparagraph b.ii above and subparagraph d.ii below applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of (a) December 31 of the calendar year in which distribution would be required to begin under subparagraph b.ii, or (b) December 31 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If the beneficiary does not make an election under this Paragraph, distributions will be made in accordance with the five-year rule.

A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

iv. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, then for each distribution calendar year distributions will be made in accordance with Paragraphs A.6.c and A.6.d of this Article VII. If the Plan permits an annuity contract as a form of payment and the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

c. Required Minimum Distributions During Participant’s Lifetime.

i. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

A. the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

B. if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

ii. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Article VII, Paragraph A.6.c. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

d. Required Minimum Distributions After Participant’s Death.

i. Death On or After Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

1.The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3.If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

B. No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s entire nonforfeitable Accrued Benefit by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii. Death Before Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Article VII, Paragraph A.6.d.i above.

B. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire nonforfeitable Accrued Benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

C. Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Article VII, Paragraph A.6.b.ii.A above, this Article VII, Paragraph A.6.d.ii will apply as if the surviving spouse were the Participant.

e. Definitions.

i. Designated beneficiary. The individual who is designated as the beneficiary under Article VII, Paragraph B of the Plan (including any individual who is a default beneficiary identified under Article VII, Paragraph B of the Plan), and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-1, of the Treasury regulations.

ii. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Article VII, Paragraph A.6.b.ii. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

iii. Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

iv. Participant’s nonforfeitable Accrued Benefit. The Participant’s nonforfeitable Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the nonforfeitable Accrued Benefit as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The nonforfeitable Accrued Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

v. Required Beginning Date. The date specified in Article VII, Paragraph A.1.b. of the Plan.

B. Death. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Committee. The beneficiary of a married Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by a notary public or a Plan representative. Such designation shall be filed with the Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse’s consent where required). The designation last filed with the Committee shall control.

If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no designated successor, the Participant’s beneficiary shall be the following in the order named:

a. Surviving Spouse at date of death,

b. Then living issue, per stirpes (lawful issue and adopted),

c. Then living parents, in equal shares,

d. Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

e. Estate of the Participant.

1. Death Prior to Commencement of Benefits. A Participant’s beneficiary shall receive the Participant’s nonforfeitable Accrued Benefit in a single payment, subject to applicable Plan provisions which permit the Employer to require that distributions from post-June 30, 1999 ESOP Accounts to be made in up to five annual installment payments or such additional number of installment payments as provided in Paragraph J or Article VII of this Plan. Such payment shall be valued as of the Valuation Date coinciding with or following the Plan’s receipt of the beneficiary’s distribution request, subject to the following rules:

a. A beneficiary may elect to have payments commence a reasonable time after the Participant’s death.

b. All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, except that such payments may extend beyond that five-year period if:

(i) The Participant designated a beneficiary who is not the Participant’s Spouse, and the Employer requires the beneficiary to receive a distribution from the Participant’s post-June 30, 1999 ESOP Accounts in up to five annual installment payments or such additional number of installment payments as provided in Paragraph J or Article VII of this Plan, commencing not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

(ii) The Participant designated a beneficiary who is the Participant’s Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70 1/2 or (b) December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs.

The beneficiary’s election of a Plan distribution shall be in writing on a form furnished by the Committee. If the beneficiary is the Participant’s Spouse and the Spouse elects to postpone payment of the Participant’s Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

If the Participant’s beneficiary fails to make a written election of a Plan distribution before December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, and the Participant did not designate his Spouse as beneficiary, the Committee shall direct the Trustee to pay the benefit in a single sum to the Participant’s beneficiary not later than such December 31. If the Participant’s Spouse as designated beneficiary fails to make a written election of a Plan distribution before the later of (i) December 31 after the Participant would have attained age 70 1/2 or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Committee shall direct the Trustee to distribute the Participant’s Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs. Provided, however, that the Employer shall maintain the right to require that distributions from Participants’ vested post-June 30, 1999 ESOP Accounts be made in up to five substantially equal annual installments or such additional number of installments as are provided in Paragraphs I and J of Article VII of this Plan.

Notwithstanding any provision of this Plan to the contrary, in the event that a distribution is required to be made to a beneficiary by December 31 of a Plan Year and has not already been made, such required distribution shall be valued as of the Valuation Date coinciding with or preceding the distribution.

Payments shall be in the form described in Paragraph A(4) of this Article.

Notwithstanding any other provision in this Plan, to the extent permitted by and in accordance with the Code, a Participant or beneficiary who would have been required to receive a minimum distribution under Code Section 401(a)(9) from this Plan for 2009, will not receive such distribution(s) for 2009, unless the participant or beneficiary affirmatively elects to receive such distribution(s). In the event that a beneficiary does not elect to receive such a distribution and the five-year rule set forth in Code Section 401(a)(9)(B)(ii) applies to such beneficiary, the five-year period shall be determined without regard to the Plan Year the distribution is suspended. In the event a Participant or beneficiary receives a required minimum distribution that was eligible for postponement, such distribution shall not be entitled to be directly rolled over, unless it is part of a larger distribution that was subject to direct rollover. In accordance with the Code, this Plan may accept a rollover of minimum distribution amounts that were subject to postponement. In the absence of an affirmative election by the Participant or beneficiary to receive a 2009 required minimum distribution, such 2009 minimum distributions are suspended. In the event the provisions of Code Section 401(a)(9)(H) are extended beyond

2009, this paragraph shall apply to all subsequent years that receive relief from the minimum distribution requirement.

2. Death After the Commencement of Benefits If Installment Payments Elected. This Paragraph B.2 shall apply with respect to a Participant who elects installment payments prior to the date that installment payments ceased to be an optional form of payment under the Plan. In addition, if the Employer requires that distribution of a Participant’s vested post-June 30, 1999 ESOP Accounts be made in up to five substantially equal annual installments or such additional number of installments as are provided in Paragraphs I and J of Article VII of this Plan, then the Participant’s beneficiary shall receive the remainder of such installment payments and shall not have any right to accelerate such payments, notwithstanding any language in this Paragraph B.2 to the contrary. In the event that a Participant dies after the commencement of such installment payments, such installment payments shall be paid to the Participant’s beneficiary during the remainder of the payment period elected by the Participant (or by the Employer with respect to the Participant’s vested post-June 30, 1999 ESOP Accounts); provided, however, that the Committee may direct the Trustee to accelerate such installment payments that were elected before installment payments ceased to be an optional form of payment under the Plan, upon the written request of the beneficiary.

C. Disability. Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Committee, is expected to be of a long continual duration. In the event of disability, said Participant’s. Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above. Such benefit shall be valued as of the Valuation Date(s) coinciding with or following the Plan’s receipt of a disabled Participant’s distribution election form. Disability shall be established to the satisfaction of the Committee. If the Participant shall disagree with the Committee’s findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Committee, or if the physician selected by the Participant shall not be approved by the Committee, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Committee, and the third by the two physicians selected by the Participant and the Committee.

D. Termination of Employment. In the event a Participant voluntarily or involuntarily terminates employment with a nonforfeitable Accrued Benefit of $1,000 or less, the Participant shall be paid such nonforfeitable Accrued Benefit in a single cash payment valued as of the Valuation Date(s) coinciding with or immediately following his termination of employment, with such payment made as soon as reasonably possible after such Valuation Date(s). If such a Participant’s nonforfeitable Accrued Benefit does not exceed $1,000, the Participant shall be paid such nonforfeitable Accrued Benefit in a single payment as soon as is reasonably possible after the Trustee makes such determination. Provided, that for distributions that are due to terminations in the third calendar quarter of 2009, fair market value shall be determined as of the June 30, 2009 Valuation Date. If such a Participant’s nonforfeitable Accrued Benefit exceeds $1,000, such benefit shall be paid in a single sum subject to the terms of Paragraph A.4 of this Article at such time as the Participant elects to commence distribution of his vested Accrued Benefit, but in no event shall such benefit be paid later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 as provided in Paragraph A.3 of this Article.

If the Participant’s nonforfeitable Accrued Benefit exceeds $1,000 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.

The Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant’s account shall be subject to the forfeiture provisions of Article V, Paragraph I.

In the event the distribution to a terminated Participant is less than his Accrued Benefit, the Committee shall transfer the remainder of the terminated Employee’s Accrued Benefit to a separate account which shall be known as the “Termination Account.” At any relevant time prior to the event of forfeiture, the Participant’s vested portion of his Termination Account shall not be less than an amount (“X”) determined by the following formula:

X = P (AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Termination Account balance at the relevant time; R is the ratio of the account balance at the relevant time to the account balance after distribution; and D is the amount distributed when the Employee terminated employment.

E. Time of First Payment. Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of $1,000 or less, or receipt by the Committee of a disabled Participant’s election to receive disability benefits, distribution of the affected Participant’s nonforfeitable Accrued Benefit Participant shall commence as soon as is reasonably possible following the Valuation Date(s) coinciding with or immediately following the date such aforementioned event occurs. Provided, that for distributions due to events that occurred in the third calendar quarter of 2009, fair market value shall be determined as of the June 30, 2009 Valuation Date. In no event shall distribution commence later than sixty (60) days following the Plan Year in which such aforementioned event occurs, provided, that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of

Paragraph A(3) or B of this Article VII and such an election is made, the Participant’s vested Accrued Benefit shall commence as soon as reasonably possible following the Valuation Date coinciding with or following the Plan’s receipt of the Participant’s or beneficiary’s distribution request.

F. Distribution of Allocation Attributable to Last Year of Participation. The amount, if any, allocated to the Participant’s Accounts for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article VII, or fails to consent to the distribution as required by this Article.

G. Facility of Payment. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee.

To the extent permitted by law, any payment made under the provisions of this Paragraph G shall be a complete discharge of liability under the Plan.

H. No Reduction in Benefits by Reason of Increase in Social Security Benefits. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.

I. Right to “Put” Distributed Shares of Employer Stock.

1. At the time shares of Employer Stock are distributed, if the Employer Stock is not readily tradable on an established market, or is subject to a trading limitation, the distributee will have an option to “put” the shares to the Employer. The “put” option will provide that the distributee will have the right to require the Employer to purchase such shares from the distributee at their fair market value. Instead of the Employer purchasing the shares, the Trustee, as directed by the Committee, may offer to purchase the shares from the distributee and agree to pay the purchase price. Regardless of who offers to buy the shares, the “put” option will be exercisable by written notice from the distributee to the Committee. The “put” option will be administered according to the following provisions:

a. A distributee will be deemed to be any Participant and his Beneficiaries, a Participant’s donees, any person to whom the Employer Stock passes by reason of a Participant’s death and any trustee of an individual retirement account (IRA) or other qualified retirement trust.

b. The “put” option period shall be for sixty (60) days after such shares are distributed. However, the sixty- (60-) day period will be extended to the extent of any time during which the Employer is prohibited by state or federal law from honoring the “put” option. If the distributee does not exercise the “put” option within the sixty- (60-) day period, the option will temporarily lapse. After the end of the Plan Year in which the option lapses, the fair market value of Employer Stock will be determined as provided in Article V.F. After that Plan Year-end fair market value has been determined, all distributees who did not exercise the “put” option during the initial sixty- (60-) day option period will be notified of that Plan Year-end fair market value. Each of these distributees will have an additional “put” option for sixty (60) days beginning as of the date that such notice is delivered or mailed to the distributee. During this sixty- (60-) day period, the distributee will have the right to require the Employer to purchase the shares at fair market value determined as provided in c. below.

c. Fair market value of Employer Stock put to the Employer during the first put option period or the second put option period will be determined as of the Valuation Date coinciding with or immediately preceding the date the Employer or the Plan receives the Participant’s or beneficiary’s election to put such Employer Stock to the Employer.

d. If an employee exercises the put option, the Employer, or the Plan, if the Plan so elects, shall repurchase the Employer Securities as follows:

(i) If the distribution constitutes a Total Distribution, payment of the fair market value of a Participant’s vested ESOP Accounts shall be made in accordance with Article VII, Paragraph A.4, subject to the Employer’s right to require that a Participant’s post-June 30, 1999 vested ESOP Accounts be distributed in up to five (5) substantially equal annual payments or such additional number of installments as provided in Paragraph J of Article VII of this Plan. The first such installment shall be paid not later than thirty (30) days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

(ii) If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Employer Stock repurchased no later than thirty (30) days after the Participant exercises the put option.

“Total Distribution” shall mean a distribution to a Participant or a Participant’s beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

e. The existence of the “put” option will not affect the distributee’s right to sell the Employer Stock to the Trust, subject to the Employer right of first refusal described in Paragraph K of this Article VII.

f. All other terms of the “put” option will be determined by the Committee and shall be consistent with the requirements of Code Sections 409 and 4975. The terms of the “put” option and the administration of the Employer Stock repurchase provisions of the Plan will be according to a uniform nondiscriminatory policy established by the Committee.

2. Except as otherwise provided in this Paragraph I, any Employer Stock which was originally acquired by the Trust as Encumbered Stock shall not be subject to any put, call, or other option, or buy-sell or similar arrangement. This requirement applies to such Employer Stock while held by and after it is distributed from the Trust. In addition, this requirement is nonterminable and will continue to apply to such Employer Stock even after the financing is paid and even if the Plan ceases to be an employee stock ownership plan as described in Section 4975(e)(7) of the Internal Revenue Code.

J. Special Distribution and Diversification Provisions.

1. Definitions. For purposes of this paragraph only, the following definitions shall apply.

a. “ESOP” shall mean an “Employee Stock Ownership Plan” as defined in Section 4975(e)(7) of the Code.

b. “Employer Securities” shall mean stock described in Section 4975(e)(8) of the Code or in Treas. Reg. § 54.4975-12.

c. “Qualified Participant” shall mean a Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of Plan participation.

d. “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first becomes a Qualified Participant, or (ii) the 1999 Plan Year (the first Plan Year in which the Plan became an Employee Stock Ownership Plan).

2. Special Distribution and Payment Requirements.

a. In General. This paragraph J(2) shall not eliminate any form or time of distribution available under the Plan.

b. Time of Distribution. Notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant and the Participant’s spouse to a distribution with a present value in excess of $1,000, a Participant may elect to have the Participant’s nonforfeitable ESOP Accounts distributed as follows:

(i) If the Participant separates from service by reason of the attainment of normal retirement age under the Plan, death, or disability, the distribution of the Participant’s post-June 30, 1999 ESOP Accounts will begin not later than one year after the close of the Plan Year in which such event occurs, valued as of the Valuation Date immediately preceding distribution, unless the Participant otherwise elects to defer payment under the provisions of the Plan other than this paragraph 2.

(ii) If the Participant separates from service for any reason other than those enumerated in paragraph (i) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of the Participant’s post-June 30, 1999 ESOP Accounts will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service, valued as of the Valuation Date immediately preceding distribution, unless the Participant otherwise elects to defer payment under the provisions of this Plan other than this paragraph 2.

(iii) If the Participant separates from service for a reason other than those described in paragraph (i) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Paragraph 2.

For purposes of this paragraph 2 and paragraph 3, Employer Securities shall not include any Employer Securities acquired with the proceeds of a loan described in Section 404(a)(9) of the Code until the close of the Plan Year in which such loan is repaid in full.

c. Period for Payment. The Employer may require that distributions required under this Paragraph J.2 from a Participant’s post-June 30, 1999 ESOP Accounts may be made in substantially equal annual payments over a period of up to five years. In no event shall such distribution period exceed the period permitted under Code Section 401(a)(9).

3. Period of Payment for Distributions. Notwithstanding Section 2(c) of this Paragraph J, if the fair market value of a Participant’s post-June 30, 1999 ESOP Accounts attributable to Employer Securities is in excess of $800,000 (multiplied by the Adjustment Factor as prescribed by the Secretary of the Treasury) as of the date distribution is required to begin under Section 2(b), valued as of the Valuation Date immediately preceding distribution, the Employer may require that distributions required under Section 2 from a Participant’s post- June 30, 1999 ESOP Accounts may be made in substantially equal annual payments over a period of up to five (5) years plus an additional one (1) year (up to an additional five (5) years) for each $160,000 increment, or fraction of such increment, by which the value of the Participant’s account exceeds $800,000. In no event shall such distribution period exceed the period permitted under Code Section 401(a)(9).

4. Diversification of Investments.

a. Election By Qualified Participant. Each Qualified Participant shall be permitted to direct the Plan as to the sale or diversification of investments of an aggregate total of up to 25% of the value of the Qualified Participant’s ESOP Stock Account balance, within the ninety (90) day period after the last day of each Plan Year during the Participant’s Qualified Election Period. Within the ninety (90) day period after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the sale or diversification of investments of an aggregate total of up to fifty percent (50%) of the value of the Participant’s ESOP Stock Account balance. This means that a Qualified Participant will be allowed to sell or diversify 25% (or 50% after the last year of the Qualified Election Period) of the value of that Participant’s ESOP Stock Account balance minus the amounts sold or diversified by the Qualified Participant in prior years. The amount to be distributed or transferred will be valued as of the Valuation Date before the election is made.

b. Method of Directing Investment. The Qualified Participant’s direction shall be provided as directed by the Plan Committee in writing; shall be effective no later than one hundred eighty (180) days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in subparagraph (c) below the Participant selects.

c. Investment Options.

(i) At the election of the Qualified Participant, the Plan shall distribute (notwithstanding section 409(d) of the Code) the Qualified Participant’s ESOP Stock Account that is covered by a valid election within ninety (90) days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Employer Securities from the Plan. This section (i) shall apply notwithstanding any other provisions of the Plan other than such provisions as require the consent of the Participant and the Participant’s spouse to a distribution with a present value in excess of $1,000. If the Participant and the Participant’s spouse do not consent, such amount shall be retained in this Plan.

(ii) In lieu of distribution under section (i) above, the Qualified Participant who has the right to receive a cash distribution under section (i) may direct the Plan to transfer the Participant’s ESOP Stock Account amount that would otherwise have been distributed in cash and that is covered by the election to the Qualified Participant’s Participant-Directed Profit Sharing Account in the HomeStreet, Inc. 401(k) Savings Plan, which Account accepts such transfers, permits Employee-directed investment, and does not invest in Employer Securities to a substantial degree. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election can be made.

K. Right of First Refusal. Any shares of Employer Stock distributed by the Plan that are not readily tradable on an established market shall be subject to a “right of first refusal.” The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Employer, and then to the Plan, at the fair market value of such Employer Stock. The fair market value of such Employer Stock shall be its fair market value determined under this Plan on the Valuation Date coinciding with or immediately preceding the date the Participant offers such shares to the Employer or to the Plan for purchase. The Employer and the Plan shall have a total of 14 days to exercise the right of first refusal. The Employer may require that a Participant entitled to a distribution of Employer Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Employer Stock. The Board of Directors may establish reasonable procedures relating to this right of first refusal.

Shares of Employer Stock held or distributed by the Plan may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws.

ARTICLE VIII

Provision Against Anticipation

A. No Alienation of Benefits. Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

B. Qualified Domestic Relations Orders. Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant.

1. The Committee shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant’s Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Committee’s procedures for determining the qualified status of the order. The Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.

2. Immediately upon receipt of such order, the Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

3. The Committee shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Committee shall promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic Relations Order is any judgment, decree or order (including approval of a property settlement agreement) that:

a. Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

b. Is made pursuant to a State domestic relations law (including a community property law);

c. Creates or recognizes the existence of an alternate payee’s right to receive all or a portion of a Participant’s Plan benefits;

d. Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

e. Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

4. The Committee’s decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Committee’s decision.

5. If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee’s benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

6. The Committee’s procedures shall generally conform to the Plan’s claims procedures.

7. Notwithstanding any provisions of this Plan to the contrary, an alternate payee pursuant to a Qualified Domestic Relations Order shall be entitled to elect to receive a distribution from the Plan following the date such order is determined by the Committee to be a Qualified Domestic Relations Order and as specified in such Order, subject to any applicable Plan provisions which provide for payments from ESOP Accounts to be made in up to five annual installment payments or such additional number of installments as provided in Paragraph J of Article VII of this Plan. Provided, however, that for purposes of such a distribution, the amount distributed shall be valued as of the Valuation Date(s) coinciding with or immediately following the Plan’s receipt of the alternate payee’s distribution request, with payment or payment commencing as soon as reasonably possible after such Valuation Date(s).

Payments made pursuant to this paragraph shall not be treated as a violation of the requirements of subsections (a) and (k) of Section 401 or Section 409(d) of the Code.

8. Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order or solely because of the time at which the order is issued.

C. Assignment of Benefits. A Participant receiving benefits under the Plan may voluntarily make a revocable assignment not to exceed 10% of any benefit payment so long as the assignment or alienation is not made for purposes of defraying Plan administration costs.

ARTICLE IX

Administrative Committee - Named

Fiduciary and Administrator

A. Appointment of Committee. The Board of Directors of HomeStreet, Inc. shall appoint an Administrative Committee of not fewer than three (3) persons (herein referred to as the “Committee”). The Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors. The Board of Directors shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors. Members shall serve without compensation for service. All reasonable expenses of the Committee shall be paid by the Employer. The number of Committee members may be changed by the Board of Directors of HomeStreet, Inc. at any time.

B. Committee Action. The Committee shall choose a secretary who shall keep minutes of the Committee’s proceedings and all data, records, and documents pertaining to the Committee’s administration of the Plan. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

C. Rights and Duties. The Committee shall be the Plan administrator and named fiduciary of the Plan and shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include but shall not be limited to the following:

1. Determining all questions relating to the eligibility of Employees to participate;

2. Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

3. Authorizing all disbursements by the Trustee from the Trust;

4. Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and determination of all appeals thereunder;

5. Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and

6. Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Committee’s sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.

D. Investments. With respect to the ESOP Fund, the Committee shall be a named fiduciary with the discretion and authority to direct the Trustee to invest up to 100% of the ESOP Fund in shares of Employer Stock which are qualifying employer securities under ERISA Section 407(d)(5).

With respect to the portion of the ESOP Fund that is not invested in Employer Stock, the Committee shall have the power to direct the Trustee as to the investment of such portion of the ESOP Fund or to appoint, in writing, an Investment Manager or Managers to manage and control all or part of such portion of the ESOP Fund in accordance with the terms of this Plan and Trust. No such appointment shall be effective until the Investment Manager has acknowledged in writing that it is a fiduciary of the Plan and that it has complied with the bonding requirements of ERISA.

Notwithstanding any provisions of this Plan to the contrary, as of each Valuation Date(s), the Committee is responsible for determining the fair market value of the Employer Stock held by the ESOP Fund in the Plan and for directing the Trustee as to that fair market value.

E. Information - Reporting and Disclosure. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee’s administration of the Plan. The Committee as Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

F. Standard of Care Imposed Upon the Committee. The Committee shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (3) to the extent the Committee directs the Trustee to invest in assets other than Employer Stock, by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (4) in accordance with the Plan provisions.

G. Allocation and Delegation of Responsibility. The Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

In the event that a responsibility is allocated to a Committee member, no other Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

H. Bonding. Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring compliance with the bonding requirements.

I. Claims Procedure. As required by Paragraph C, the Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Committee of the decision denying the claim. The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

J. Funding Policy. The Committee shall be responsible for establishing and carrying out a funding policy for the Employer’s Plan. In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee.

K. Indemnification. The Employer does hereby indemnify and hold harmless each Committee member from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member’s willful neglect or misconduct or gross negligence.

L. Compensation, Expenses. The Committee members shall serve without compensation for services under this Plan. All reasonable expenses of Plan administration shall be paid by the Trust to the extent that the Employer does not elect to pay in accordance with applicable law. Such expenses shall include any expenses incident to the functioning of the Committee, including but not limited to accountants, actuary, counsel, and other specialists, and other costs of administering this Plan. Provided, however, that the investment fees relating to the acquisition and disposition of Trust investments shall be a charge against and paid from the appropriate Plan Participants’ accounts. Provided, further, that reasonable administrative fees related to a Participant loan may be charged to that Participant’s Plan accounts. Provided, that reasonable fees may be charged to Participants’ Plan accounts in accordance with applicable law.

ARTICLE X

Investment of Trust Funds

A. Investment of ESOP Fund. The ESOP Fund shall be primarily invested in Employer Stock and up to 100% of the ESOP Fund may be so invested. To the extent that the Employer contributes such securities to the Trust, the Trustee shall retain the same unless otherwise instructed by the Committee. Unless the Committee instructs otherwise, the Trustee shall invest to the extent possible, all Employer ESOP cash contributions in Employer Stock. The Trustee shall acquire such securities in accordance with the instructions of the Committee, either from the Employer or from any other source. All purchases of Employer Stock shall be made at not more than fair market value. ESOP Funds in Participants’ ESOP Committee-Directed Investment Accounts awaiting investing in Employer Stock may be retained in cash uninvested, or may be invested by the Trustee pursuant to the instructions of the Committee or by the Investment Manager or Managers appointed by the Committee pursuant to the Trust Agreement in readily marketable short-term obligations, having maturities not to exceed one year from date of purchase. ESOP Funds in Participants’ ESOP Committee-Directed Investment Accounts earmarked by the Committee for the purchase of assets other than Employer Stock shall be invested by the Trustee pursuant to the instructions of the Committee or by the Investment Manager or Managers appointed by the Committee. Without limiting the generality of the foregoing, the Trustee may in accordance with such instructions invest such funds in common stock, common investment funds (the terms of which are incorporated herein by reference), real estate, government, municipal or corporation bonds, debentures or notes, interests in investment companies, whether so-called “open-end mutual funds” or “closed-end mutual funds,” or any other form of income producing property, whether real, personal, or mixed; provided, however, that ESOP Fund investments other than Employer Stock shall be so diversified as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so.

The Trustee may invest all or any part of the assets of the ESOP Fund through the medium of any common, collective or commingled trust fund maintained by the Trustee, by any affiliated bank, trust or investment corporation, or by any bank or trust corporation acting as agent to the Trustee or to said affiliated bank, trust or investment corporation. Such fund or funds must be maintained exclusively for qualified plans under Section 401 (a) of the Code and qualified as tax-exempt under the provisions of Section 501 of the Code or other appropriate Section of the Code. During the period of time that an investment through any such medium exists, the “Plan of Operation” establishing such common, collective or commingled trust fund shall constitute a part of this Agreement and is hereby incorporated by reference. The term “interests in investment companies” shall include shares of open-end investment companies, including, without limiting the generality of the foregoing, such investment companies as are commonly known as “money-market funds.” The Trustee shall use the price established and provided from time to time by any such open-end investment company for any valuation required under the terms of this Plan.

Notwithstanding the foregoing, the Trustee, as directed by the Committee, (1) may retain any shares of Employer Stock presently held as an investment in the ESOP Fund, (2) may sell or otherwise dispose of ESOP Fund assets and apply the proceeds thereof to purchase additional shares of Employer Stock that are available for purchase either from the Employer or from the Employer’s stockholders, and (3) may apply Employer ESOP cash contributions to purchase additional shares of Employer Stock that are available for purchase either from the Employer or from the Employer’s stockholders.

B. Standard of Care Imposed Upon Trustee. The Trustee shall discharge its investment responsibilities hereunder solely in the interests of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) in accordance with the terms of this Plan and Trust Agreement.

ARTICLE XI

Powers and Duties of Trustee

Notwithstanding any provision of this Plan to the contrary, this Article XI shall only apply with respect to the portion of the Plan invested in Employer Stock, for which HomeStreet Bank is the Trustee.

A. Powers of Trustee. The Trustee shall have the power with regard to Trust property:

1. to sell, convey, transfer, mortgage, pledge, lease, or otherwise dispose of the same without the approval of any court and without obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

2. to exchange property or securities for other property or securities;

3. to keep any or all securities or other property in the name of a nominee;

4. to vote, either in person or by proxy, any shares of stock held as part of the assets of this Trust; provided, however, that the Trustee shall vote all shares of Employer Stock allocated to Participants’ Stock Accounts in accordance with the instructions of each Participant with respect to matters described in Article V, Paragraph H. If no instructions are received from the Participant with respect to the voting of any such allocated Employer Stock as to such matters, the Committee shall direct the Trustee as to how to vote such Stock. The Committee shall also direct the Trustee as to how to vote all Encumbered Stock;

5. to collect the principal or income of the Trust as the same shall become due and payable and, if necessary, to take such legal action as it determines to be in the best interest of the Trust to collect any sum of money due the Trust. The Trustee shall be under no obligation to commence suit unless it shall have been first indemnified by the Trust Fund with respect to expenses or losses to which it may be subjected through taking such action;

6. to borrow money for Trust purposes and to have power to execute and deliver notes, mortgages, pledges, or other instruments as may be necessary in connection therewith;

7. to pay the expenses of the Trust out of the Fund, including any taxes and reasonable compensation for its services as Trustee, if and to the extent that the Employer does not pay such expenses and compensation.

8. generally to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the assets of the Trust as it deems necessary to carry out its obligations hereunder to the extent consistent with the rights of Participants and beneficiaries and the standard of care imposed by Paragraph B of Article X.

B. Borrowing. The Trustee shall, if instructed by the Committee, borrow funds for the purpose of acquiring Employer Stock, or repaying prior borrowing to acquire Employer Stock. If the borrowing is to acquire Employer Stock, such stock shall be acquired within a reasonable time. The amount of the loan, the lender, and the terms of the loan shall be as determined by the Employer. In each case, the loan shall be primarily for the benefit of Participants and beneficiaries, shall bear a reasonable rate of interest, and the only collateral pledged to the creditor by the Trust shall consist only of the assets purchased with the borrowed funds. Under the terms of the loan, the creditor shall have no recourse against the Trust except with respect to the collateral pledged. In the event of default, the value of the Plan assets used to repay the loan cannot exceed the amount of the default. If the lender is a party in interest, the only permissible default is failure to meet the payment schedule. The loan shall be repaid only from Employer ESOP contributions to the Plan, earnings attributable to Employer ESOP contributions, and cash dividends on Encumbered Stock that are received by the Plan Trust. Upon the payment of any portion of the balance due on any such loan, the assets originally pledged as collateral for such portion shall be released from encumbrance. Employer Stock released shall be allocated to the ESOP Stock Accounts of Participants under the Plan for the Plan Year for which such portion is paid off as provided in Article V, Paragraph C. The loan may be made by a party-in-interest, provided the loan satisfied the requirements of ERISA and the Code and regulations thereunder.

Should the Employer ESOP Contributions, earnings attributable to such Employer ESOP Contributions, and cash dividends received by the Trust on Encumbered Stock be insufficient to meet the obligations created by the Acquisition Indebtedness, then the Trustee shall so advise the Employer. The Employer may recommend certain actions including but not limited to, refinancing the original loan, amendment of the original loan agreement, or the entering into of additional Acquisition Indebtedness.

C. Authority to Acquire Employer Stock. If so instructed by the Committee, the Trustee shall enter into a contract to purchase Employer Stock from any person or entity designated by the Committee. The agreement may provide for a cash purchase or a purchase to be completed in installments. The Plan may also take an assignment of the Employer’s option to acquire stock from a shareholder, solely for purposes of acquiring stock and not as an investment. In any case, the Plan shall not pay more than adequate consideration for the securities purchased. Adequate consideration shall have the same meaning as fair market value, as described in Paragraph F of Article V.

D. Authority to Sell Employer Stock. The Committee may direct the Trustee to sell shares of Employer Stock to any person, including the Employer, at a price equal to the fair market value of such Employer Stock as of the Valuation Date immediately preceding the date of sale. In the event of any such sale, shares of Employer Stock will be acquired from the Participants’ respective ESOP Stock Accounts pro rata with the number of shares in such ESOP Stock Accounts, and the proceeds of the sale will be credited to the respective Participants’ respective ESOP Employer-Directed Investment Accounts, unless Paragraph J.4.c. of Article VII is applicable. If shares of Employer Stock which have not been allocated to the respective ESOP Stock Accounts of Participants are sold, the proceeds of such sale will be credited in the same manner as the shares of Employer Stock would have been had they not been sold. However, if shares of Employer Stock are sold to the Employer to enable the Trust to distribute cash under Article VII(A)(4), said shares will be acquired from the respective ESOP Stock Accounts of the Participants involved and the ESOP Employer-Directed Investment Accounts of said Participants will be credited with the proceeds of the sale.

E. Annual Accounts. The Trustee within a reasonable period following the close of each Plan Year of the Trust (not to exceed 120 days) shall render to the Employer and to the

Committee a certified account of its administration of the Trust during the preceding year which shall include such information maintained by the Trustee which is necessary to enable the Plan Administrator to comply with the reporting requirements of federal law. The Trustee is hereby relieved of all obligations of the Trustees Accounting Act of the State of Washington.

F. Notices and Directions. Whenever a notice or direction is given to the Trustee, the instrument shall be signed in the name of the Committee as authorized in Paragraph B of Article IX. The Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter, or other document believed to be genuine and to have been signed by the proper party or parties and may act thereon without notice to any Participant and without considering the rights of any Participant. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall send checks and other papers to such persons at addresses as may be furnished it by the Committee.

ARTICLE XII

Trust Construction

Notwithstanding any provision of this Plan to the contrary, this Article XII shall only apply with respect to the portion of the Plan invested in Employer Stock, for which HomeStreet Bank is the Trustee.

This agreement shall be construed in accordance with ERISA and regulations issued thereunder and, to the extent applicable, the laws of the State of Washington.

ARTICLE XIII

Liability of Trustee

Notwithstanding any provision of this Plan to the contrary, this Article XIII shall only apply with respect to the portion of the Plan invested in Employer Stock, for which HomeStreet Bank is the Trustee.

A. Actions of Trustee Conclusive. In the performance of its duties under this Trust, the Trustee shall exercise good faith and comply with the standard of care imposed upon it and with the terms of this agreement. The Trustee shall have the authority to interpret its responsibilities hereunder and in the absence of fraud or breach of fiduciary responsibility, the Trustee’s interpretation shall be conclusive. In case any dispute or doubt arises as to the Trustee’s rights, liabilities or duties hereunder, the Trustee may employ counsel and take the advice of such counsel as it may select and shall be fully protected in acting upon and following such advice except to the extent otherwise provided by law. The Trustee shall be entitled to reimburse itself from the Trust Fund for reasonable expenses thereby incurred.

B. Distributions by Trustee. Until the Trustee receives written notice of any agreement or occurrence having effect upon any rights hereunder, including but not limited to birth, marriage, divorce, death, and/or agreements between Spouses, the Trustee shall incur no liability for distributions made pursuant to the Committee’s instructions.

ARTICLE XIV

Resignation or Removal of Trustee

Notwithstanding any provision of this Plan to the contrary, this Article XIV shall only apply with respect to the portion of the Plan invested in Employer Stock, for which HomeStreet Bank is the Trustee.

A. Resignation. The Trustee may resign at any time by giving HomeStreet, Inc. sixty (60) days’ written notice of such resignation, sent by registered mail, addressed to the last known offices of the HomeStreet, Inc. and in such event HomeStreet, Inc. shall designate a successor Trustee within sixty (60) days, failing in which the Trustee shall petition the Superior Court of the State of Washington to designate a successor Trustee, which successor Trustee may be a corporate Trustee or an individual Trustee.

B. Removal. The Board of Directors of HomeStreet, Inc., may remove a Trustee, with or without cause, by giving the Trustee at least sixty (60) days’ written notice and by appointing a successor Trustee or Trustees, corporate or individual, or any combination of Trustees.

C. Waiver. The Trustee and HomeStreet, Inc. may agree to waive such written notice or may cause a resignation or removal to become effective before the running of the notice period.

D. Settlement of Account. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by agreement of settlement between the Trustee, Committee, and the Employer. Upon such settlement, all right, title, and interest of such Trustee in the assets of the Trust and all rights and privileges under this agreement theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all of such Trustee’s responsibility hereunder shall terminate, provided, however, that the Trustee shall execute, acknowledge, and deliver all documents and written instruments which are necessary to transfer and convey the right, title, and interest in the trust assets and all rights and privileges to the successor Trustee.

E. Duties Before and After Successor’s Appointment. Pending appointment of any successor Trustee and acceptance of such appointment, the remaining Trustee or Trustees shall have full power and authority to take any action hereunder. Upon accepting appointment as a successor Trustee, the successor Trustee shall have the same duties and obligations as those imposed upon the Trustee by this Agreement, provided, however, no successor Trustee shall be liable or responsible for anything done or omitted in the administration of the Fund prior to the date he became Trustee.

ARTICLE XV

Suits

Notwithstanding any provision of this Plan to the contrary, this Article XV shall only apply with respect to the portion of the Plan invested in Employer Stock, for which HomeStreet Bank is the Trustee.

If any person or party to this agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys’ fees.

ARTICLE XVI

Mergers and Consolidations

In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

ARTICLE XVII

Amendment and Termination of the Plan and Trust

A. Right to Amend and Terminate. HomeStreet, Inc. represents that the Plan is intended to be a continuing and permanent program for Participants, but reserves the right to terminate the Plan and Trust at any time. The Board of Directors of HomeStreet, Inc. may modify, alter, or amend this Plan and Trust in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant’s Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

B. No Revesting. No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

C. Exclusive Benefit of Employees. At no time during the existence of this Plan and Trust or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

D. Termination.

1.This Plan and Trust shall terminate upon the occurrence of any of the following:

a.Written notice of HomeStreet, Inc. to the Trustee;

b.Complete discontinuance of contributions by all of the co-sponsoring Employers;

c.The dissolution or merger of HomeStreet, Inc. unless a successor to the business agrees to continue the Plan and Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of the Employer.

2.In the event that HomeStreet, Inc. is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

3.Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan and Trust, or upon complete discontinuance of contributions to the Plan, all affected Participants’ Accounts, and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. All unallocated assets of the Trust, including but not limited to Employer ESOP contributions and unallocated Trust assets and earnings thereon, shall be allocated to the Accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan. The Trustee, in consultation with the Committee, shall decide whether a partial termination of the Plan has occurred.

After the Plan’s initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances. All Participants shall be treated in a manner consistent with the terms of this Plan and provisions of the Code and applicable regulations, as may be amended from time to time.

If this Plan ceases to be an ESOP, the proceeds of an Acquisition Loan will be used within a reasonable time after receipt by the Plan either to acquire Employer Stock or to repay the loan or a prior Acquisition Loan. Even if the Plan ceases to be an ESOP, any Employer Stock acquired with the proceeds of an Acquisition Loan will be subject to a put option if it is not publicly traded when distributed, or if subject to a trading limitation when distributed. The put must be exercisable in accordance with Paragraph I of Article VII of the Plan. If the transaction takes place between the Plan and a disqualified person, value will be determined as of the date of the transaction.

ARTICLE XVIII

Top Heavy Plans Defined and Other Definitions

A. Top Heavy Plan. This Plan is Top Heavy and subject to the requirements of this Article and Article XIX if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in this Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test). Provided, the foregoing shall not apply and this Plan shall not be Top Heavy if this Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

B. Additional Definitions for Use in this Article and Article XIX.

1. Accrued Benefits. Accrued Benefits means:

a. for each defined contribution plan, the Employee’s account balances as of the Valuation Date coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed and

i. Effective for Plan Years beginning after December 31, 2001 increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.

ii. The preceding shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period” and

iii. The Accrued Benefits of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

b. for each defined benefit plan, the present value as of the Valuation Date coinciding with the Determination Date of the employee’s accrued benefits determined under (i) the method, if any that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 41l(b)(l)(C) of the Code.

In computing a. and b., all benefits attributable to Employer Contributions and all benefits attributable to Employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the one-year period ending on the Determination Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an Employee and made in the Plan Year including the Determination Date, are not to be taken into consideration in computing (a) and (b) above. No accrued benefits of a Non-Key Employee with respect to this Plan (or any plan aggregated under Paragraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-Key Employee was a Key Employee with respect to such plan for any prior Plan Year.

2. Controlled Group. Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).

3. Determination Date. Determination Date means the last day of the Plan Year preceding the Plan Year in question or, in the first Plan Year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the Plan Year that falls within the same calendar year.

4. Key Employee. Key Employee means, effective for Plan Years beginning after December 31, 2001, any Employee or former Employee (including the beneficiary of any such deceased person) who at any time during the Plan Year that includes the Determination Date is or was:

a. an officer receiving annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2001;

b. an employee owning more than five percent of the Employer;

c. an employee receiving annual Compensation in excess of $ 150,000 and owning one percent of the employer.

For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as set forth in Article II, Paragraph G. The determination of who is a Key Employee will be made in accordance with Code Section 4l6(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5 percent for 50 percent in subparagraph (C) of Code Section 318(a)(2). In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b),(c) and (m) shall not apply for purposes of determining ownership of an employer.

5. Minimum Benefit Accrual. Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average Compensation or (2) 2% of average Compensation times Years of Service. Average Compensation means the average of the employee’s Compensation for the five consecutive years when the employee had the highest aggregate Compensation. A Year of Service is disregarded if this Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which this Plan is top heavy is not taken into account.

6. Non-key Employee. Non-key Employee means any employee who is not a Key Employee.

7. Permissively Aggregated. Permissively Aggregated means:

a. the Required Aggregation Group; and

b. such additional plans that may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).

8. Required Aggregation Group. Required Aggregation Group means:

a. all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and

b. each other qualified plan that must be considered along with the plans in (a) in order for this Plan to meet the requirements of Code Sections 410(b) or 401(a)(4).

ARTICLE XIX

Additional Requirements

Applicable to Top Heavy Plans

A. Minimum Vesting Requirements. For each Plan Year that the Plan is subject to the provisions of this Article, a Participant’s nonforfeitable Accrued Benefit in his ESOP Stock Account, ESOP Employer-Directed Investment Account shall be determined in accordance with the following schedule:

Years of Service	Nonforfeitable %
0	0%
1	20%
2	40%
3	60%
4	80%
5	100%

B. Minimum Employer Contributions.

1. General Rule. Except as provided in Paragraphs 2. and 3. hereof, for each Plan Year that this Plan is subject to the provisions of this Article, each Non-Key Employee Participant shall receive an allocation (Minimum Employer Contribution) to the HomeStreet, Inc. 401(k) Savings Plan, without regard to any Social Security contribution, of the lesser of:

a. three percent of his Compensation (as defined in Article II, Paragraph G), or

b. the highest percentage of Compensation (as defined in Article II, Paragraph G) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of this Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.

In applying this Paragraph 1, failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Article XIX, Paragraph B. In determining such contribution, Compensation for purposes of this Section is compensation attributable to Hours of Service performed while he was a Participant.

2. Exceptions. Subparagraph 1. does not apply with respect to a Participant who

a. terminates employment with the Employer and all members of the Controlled Group prior to the last day of the Plan Year, or

b. is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the Plan Year ending on or before the Determination Date), or

c. is a participant in a defined benefit plan, which is in the Required Aggregation Group and receives thereunder for the Plan Year the Minimum Benefit Accrual for the Plan Year ending on or before the Determination Date.

3. Employee Participating in Defined Benefit Plan. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the Plan Year ending on or before the Determination Date, Paragraph 1 shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

4. Specific Rules. In determining the Minimum Employer Contribution hereunder, the following rules shall govern:

a. The Non-Key Employee’s account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.

b. Tax-deferred contributions by Non-Key Employees to a qualified plan shall be disregarded; Tax-Deferred Contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

ARTICLE XX

Right to Discharge Employees

Neither the establishment of the Plan and Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.

ARTICLE XXI

Return of Contributions;

Declaration of Trust Contingent

on Internal Revenue Service Approval

Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

Contributions may be returned to the Employer, in the amount involved, within one year of the mistaken payment of the contribution, or disallowance of a deduction, as the case may be.

This Plan and the Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue

Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

ARTICLE XXII

Trust to Trust Transfers

A. Trust to Trust Transfers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

B. Definitions.

1. Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and hardship withdrawals of pre-tax contributions, unless such a distribution is made after a permissible distribution event (other than a hardship withdrawal) occurs under Code Section 401(k)(2)(B).

Provided, however, that with respect to distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

With respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

2. Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

For purposes of the direct rollover provisions of this Article XXII, an eligible retirement plan shall also mean an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

For distributions made after December 31, 2007, an Eligible Retirement Plan shall also include an individual retirement plan described in Code Section 408A(b).

For distributions of after-tax contributions made after December 31, 2006, an Eligible Retirement Plan shall also include an annuity contract described in Code Section 403(b), provided such contract separately accounts for such after-tax amounts.

3. Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

Effective January 1, 2010, a nonspouse “designated beneficiary” within the meaning of Code Section 401(a)(9)(E) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution made in a direct rollover to an individual retirement account described in Section 408(a) of the Code or to an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract). Notwithstanding the previous sentence, a distribution to a nonspouse designated beneficiary that is made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c).

4. Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XXIII

Transfers of Employment

Except as otherwise specifically provided herein, the provisions of this Article XXIII apply to transfers of employment that occur on or after October 1, 2009; transfers of employment occurring prior to October 1, 2009 are subject to the provisions of the Plan as in effect at the time of such transfer. References to the provisions of the WMS 401(k) Plan described herein are included for solely purposes of clarity in describing the transfer provisions; in the event of a conflict between the information set forth herein and the terms of the WMS 401(k) Plan, the terms of the WMS 401(k) Plan shall govern.

A. Transfers out of This Plan. An Employee of an Employer co-sponsoring this Plan who, on or after October 1, 2009, either (1) transfers to employment with an employer co-sponsoring the WMS 401(k) Plan or (2) terminates employment with the Employer and later becomes hired by an employer co-sponsoring the WMS 401(k) Plan (a “Transfer-Out Employee”), shall receive credit for his Years of Service and Hours of Service with the Employer co-sponsoring this Plan for purposes of eligibility and vesting in the WMS 401(k) Plan, as applicable, provided that there shall be no duplication of credit in the year of transfer to or year of hire by an employer co-sponsoring the WMS 401(k) Plan. Notwithstanding the foregoing, no credit for vesting purposes shall be granted prospectively in this Plan based on a Transfer-Out Employee’s Years of Service and Hours of Service with the employer co-sponsoring the WMS 401(k) Plan.

A Transfer-Out Employee’s Accrued Benefit, if any, in this Plan shall remain credited to his accounts in this Plan and shall continue to be subject to the terms and conditions of this Plan. A Transfer-Out Employee may request a distribution from this Plan subject to the provisions of Article VII of this Plan, provided that he is no longer employed by a co-sponsor of this Plan or any other entity aggregated with a co-sponsor of this Plan under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

A Transfer-Out Employee shall receive any Employer contributions to this Plan only for the period of time through which he is employed by an Employer co-sponsoring this Plan in accordance with the terms of this Plan and based on his Compensation from his Employer which co-sponsors this Plan. A Transfer-Out Employee’s Accrued Benefit, if any, in this Plan shall become 100% vested and nonforfeitable if (1) he dies, becomes permanently and totally disabled pursuant to the terms of this Plan, or attains Normal Retirement Age, and (2) such event occurs while the individual is still employed by an Employer co-sponsoring this Plan, or by an employer co-sponsoring the WMS 401(k) Plan.

B. Transfers Into This Plan from the WMS Plan. An employee of a co-sponsor of the WMS 401(k) Plan who, on or after January 1, 2000, either (a) transfers to employment with an Employer co-sponsoring this Plan or (b) terminates employment with an employer co- sponsoring the WMS 401(k) Plan and later becomes hired by an Employer co-sponsoring this Plan (a “Transfer-In Employee”) shall receive credit for his Years of Service and Hours of Service with the co-sponsors of the WMS 401(k) Plan for purposes of eligibility and vesting in this Plan, provided that there shall be no duplication of credit in the year of transfer to or year of hire by an Employer co-sponsoring this Plan. Notwithstanding the foregoing, whether such a transfer occurred before or after October 1, 2009, no credit for vesting purposes shall be granted prospectively in the WMS 401(k) Plan based on a Transfer-In Employee’s Years of Service and Hours of Service with an employer co-sponsoring this Plan. A Transfer-In Employee shall receive any Employer contributions to this Plan only for the period of time during which he is employed by an Employer co-sponsoring this Plan in accordance with the terms of this Plan and based on his Compensation from his Employer which co-sponsors this Plan.

A Transfer-In Employee’s accrued benefit, if any, in the WMS 401(k) Plan shall remain credited to Ms accounts in such plan and shall continue to be subject to the terms of such plan. A Transfer-In Employee may request a distribution from the WMS 401(k) Plan, pursuant to the terms of such plan, provided that he is no longer employed by a co-sponsor of the WMS 401(k) Plan or any other entity aggregated with a co-sponsor of such plan under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

To the extent that a Transfer-In Employee has an original date of hire with the Employer prior to July 1, 2008, he shall be eligible while such employment continues to obtain in-service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59 1/2 from the WMS 401(k) Plan, provided the plan requirements for such withdrawals are met. Notwithstanding the preceding sentence, a Transfer-In Employee whose original hire date with the co-sponsor of the WMS 401(k) Plan is on or after July 1, 2008 shall not be eligible while employed by the Employer to obtain such in-service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59 1/2 from the WMS 401(k) Plan, regardless of the date he transfers employment to a co-sponsor of this Plan. A Transfer-In Employee may not take a participant loan from the WMS 401(k) Plan.

A Transfer-In Employee may make Employee pre-tax 401(k) contributions to the WMS 401 (k) Plan and shall receive Employer contributions to the WMS 401(k) Plan only for the period of time through which he is employed by an employer co-sponsoring such plan in accordance with the terms of such plan and based on his Compensation from his employer which co-sponsors such plan.

C. Other Transfer Provisions. If a Transfer-Out Employee or a Transfer-In Employee incurs an Event of Forfeiture under this Plan, the WMS 401(k) Plan, or both plans, then any forfeitures or reinstatement of forfeitures shall occur as to each plan in accordance with the terms of the respective plan(s), and there shall be no transfer of forfeitures or reinstatements of forfeitures between the plans. A Transfer-Out Employee’s service with a co-sponsor of the WMS 401(k) Plan shall not be considered in determining whether an Event of Forfeiture has been incurred in this Plan. Provided further, that a reinstatement of forfeitures in this Plan shall only apply if such an individual is rehired by a co-sponsor of this Plan, subject to the Plan’s normal rules relating to forfeitures and reinstatements of forfeitures as set forth in Article V, Paragraph I, of this Plan.

Notwithstanding any provision of this Plan to the contrary, no service credit shall be granted for eligibility or vesting purposes in this Plan if such Years of Service and Hours of Service would be disregarded under the Plan’s normal break-in-service rules as described in Article III, Paragraph C, and in subparagraphs 2, 3, and 4. of Article VI, Paragraph B, respectively, computed as if that prior service had been with the Employer. No service credit shall be granted for eligibility or vesting purposes in the WMS 401(k) Plan if such Years of Service and Hours of Service would be disregarded under the WMS 401(k) Plan’s normal break-in-service rules.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed as of this 9th day of December, 2010.

HOMESTREET INC.

By:	/s/ Mark Mason
Its Vice Chairman, President & CEO

HOMESTREET BANK

By:	/s/ Mark Mason
Its Chairman, President & CEO

HOMESTREET CAPITAL CORPORATION

By:	/s/ Mark Mason
Its Chairman, President & CEO

TRUSTEE (WITH RESPECT TO EMPLOYER STOCK ONLY): HOMESTREET BANK

By:	/s/ Mark Mason
Its Chairman, President & CEO